EXHIBIT 99.1

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Dave Prichard 608-278-6141

Spectrum Brands Holdings Announces Definitive Agreement to Acquire PetMatrix,
Leading and Fast Growing Rawhide-Free Dog Chews Company

Middleton, WI, April 28, 2017 – Spectrum Brands Holdings, Inc. (NYSE: SPB), a global consumer product company offering an expanding portfolio of leading brands providing superior value to consumers and customers every day, announced today it has signed a definitive agreement to acquire privately owned PetMatrix, LLC, a leading and rapidly growing manufacturer and marketer of  rawhide-free dog chews.  PetMatrix is on pace to achieve approximately $75 million in sales in calendar year 2017.  Financial terms of the accretive, all-cash transaction were not disclosed.

“PetMatrix will immediately strengthen our pet care portfolio with its well-established and growing brands catering to healthy alternative pet trends,” said Andreas Rouvé, Chief Executive Officer of Spectrum Brands Holdings.  “We expect it to further solidify Spectrum Brands as a leader in the North American dog chews category and to provide compelling white space revenue opportunities in Europe, Latin America and Asia.”

Founded in 2008, PetMatrix provides a broad portfolio of innovative, rawhide-free dog chews across its two flagship brands – DreamBone® and SmartBones®.  PetMatrix products are sold to mass merchandisers, food and drug stores, and pet specialty stores.  The business benefits from a strong patent portfolio and has a robust pipeline of new products expected to drive future growth and product portfolio diversification opportunities.  PetMatrix is owned by Mark Stern, an affiliate of Friend Skoler & Co., and members of management.

“The PetMatrix team and I are excited to join Spectrum Brands,” said Mark Stern, founder and CEO of PetMatrix.  “This partnership will bring additional resources to our company and allow us to execute our plans for continued growth in the coming years.”

“Spectrum Brands has been very successful in finding highly complementary companies like PetMatrix that provide excellent top-line growth, a strong margin structure, low capital requirements, high cash flow, and meaningful synergy opportunities,” said David Maura, Executive Chairman of Spectrum Brands Holdings.  “We look forward to rapidly integrating and continuing to build on the excellence in innovation and fast sales growth that the PetMatrix family has built its legacy on.”

The acquisition, which has been approved by Spectrum Brands’ Board of Directors, is expected to close by the end of May 2017 and is subject to customary closing conditions.

RBC Capital Markets is serving as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal advisor to Spectrum Brands.  J.P. Morgan and Friend Skoler & Co. are serving as financial advisors and Goodwin Procter LLP is serving as legal advisor to PetMatrix.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings, a member of the Russell 1000 Index, is a global consumer products company offering an expanding portfolio of leading brands providing superior value to consumers and customers every day. The Company is a leading supplier of consumer batteries, residential locksets, residential builders’ hardware, plumbing, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, and auto care products. Helping to meet the needs of consumers worldwide, our Company offers a broad portfolio of market-leading, well-known and widely trusted brands including Rayovac®, VARTA®, Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister®, Remington®, George Foreman®, Russell Hobbs®, Black+Decker®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®, IAMS® and Eukanuba® (Europe only), Digest-eeze™, Healthy-Hide®, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot®, Black Flag®, Liquid Fence®, Armor All®, STP® and A/C PRO®. Spectrum Brands' products are sold by the world's top 25 retailers and are available in more than one million stores in approximately 160 countries. Based in Middleton, Wisconsin, Spectrum Brands Holdings generated net sales of approximately $5.04 billion in fiscal 2016. For more information, visit www.spectrumbrands.com.

Forward-Looking Statements

Certain matters discussed in this news release and oral and written statements by representatives of the Company may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the completion of the

PetMatrix acquisition and the expected benefits of the transaction and are identified by words such as “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) the impact of our indebtedness on our business, financial condition and results of operations; (2) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (3) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (4) the impact of actions taken by significant stockholders; (5) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (6) our ability to successfully integrate and operate new acquisitions at the level of financial performance anticipated; (7) the unanticipated loss of key members of senior management; (8) the impact of fluctuations in commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (9) interest rate and exchange rate fluctuations; (10) our ability to utilize our net operating loss carry-forwards to offset tax liabilities from future taxable income; (11) the loss of, significant reduction in, or dependence upon, sales to any significant retail customer(s); (12) competitive promotional activity or spending by competitors, or price reductions by competitors; (13) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (14) the effects of general economic conditions, including inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or changes in trade, monetary or fiscal policies in the countries where we do business; (15) changes in consumer spending preferences and demand for our products; (16) our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (17) our ability to successfully implement, achieve and sustain manufacturing and distribution cost efficiencies and improvements, and fully realize anticipated cost savings; (18) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (19) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (20) the impact of pending or threatened litigation; (21) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data; (22) changes in accounting policies applicable to our business; (23) government regulations; (24) the seasonal nature of sales of certain of our products; (25) the effects of climate change and unusual weather activity; and (26) the effects of political or economic conditions, terrorist attacks, acts of war or other unrest in international markets, including those discussed herein and those set forth in the combined securities filing of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including their most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q.

Spectrum Brands Holdings also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands Holdings and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.  Spectrum Brands Holdings also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands Holdings undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.
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